UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 11, 2021
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Accelerated Share Repurchase Program

On August 11, 2021, Energizer Holdings, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with JPMorgan Chase Bank, National Association (“JPM”) to repurchase $75.0 million of its common stock. The Company will repurchase shares under the ASR Agreement as part of its existing 7.5 million share repurchase authorization, which was approved by its Board of Directors in November 2020 (the “Share Repurchase Authorization”). Prior to repurchases under the ASR Agreement, approximately 7.0 million shares remained available under the Share Repurchase Authorization.

Pursuant to the terms of the ASR Agreement, on August 12, 2021, the Company will pay JPM $75.0 million in cash and will receive an initial delivery of approximately 1.5 million shares of the Company’s common stock. The final number of shares to be repurchased by the Company will be based on the average of the daily volume-weighted average stock prices of the Company’s common stock during the valuation period of the ASR Agreement, less a discount and subject to adjustments. The resulting adjustments may affect the total amount expended by the Company or the aggregate number of shares it repurchases. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated early by JPM and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed before the end of the 2021 calendar year, subject to acceleration.

A copy of the Company’s press release announcing its entrance into the ASR Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated as of August 11, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: August 11, 2021